UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

MOJO DATA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-175003	66-0808398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 Dorado Beach East
Dorado, Puerto Rico	00646
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 521-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

The Company was initially incorporated on July 8, 2010 in the State of Nevada under the name of Authentic Teas, Inc. (“AUTT”). However, effective September 16, 2013, the Company was redomesticated in the Commonwealth of Puerto Rico by merging AUTT with and into a Puerto Rico corporation under the name of MOJO Data Solutions, Inc. which itself was formed on August 21, 2013 solely for the purpose of the redomestication and change of name Unless otherwise noted, references in this Current Report on Form 8-K to “MOJO Data Solutions,” “MOJO,” the “Company,” “we,” “us,” “our” and similar terms shall mean MOJO Data Solutions, Inc., a Puerto Rico corporation, as successor to AUTT. The Company’s website address is www.mojotags.com. The website and information contained on, or that can be accessed through the website are not part of this report.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “project,” “propose,” “should,” “strategy” or any similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Current Report on Form 8-K carefully, especially the risks discussed under the section entitled “Risk Factors.” Although we believe that our assumptions underlying such forward-looking statements are reasonable, we do not guarantee our future performance, and our actual results may differ materially from those contemplated by these forward-looking statements. Our assumptions used for the purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances, including the development, acceptance and sales of our products and our ability to raise additional funding sufficient to implement our strategy. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. In light of these numerous risks and uncertainties, we cannot provide any assurance that the results and events contemplated by our forward-looking statements contained in this Current Report on Form 8-K will in fact transpire. These forward-looking statements are not guarantees of future performance. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements

Item 1.01 Entry into a Material Definitive Agreement

The transactions set forth in this Item 1.01 have previously been reported to the Securities and Exchange Commission on respective Current Reports on Form 8-K but are reiterated below for clarity and ease of reference.

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On April 24, 2013, the Company (under the name of its Nevada incorporated predecessor, AUTT), Hrant Isbeceryan, David Lewis Richardson and Evan Michael Hershfield, constituting all of the executive officers and members of the Board of Directors of AUTT (the “Selling Stockholders”) and RDA Equities, LLC, a Puerto Rico limited liability company (“RDA”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which RDA purchased from the Selling Stockholders an aggregate of 2,750,000 shares of common stock of the Company for consideration of $0.001 per share, for an aggregate purchase price of $2,750.

Such shares purchased by RDA represented approximately 68.6% of the 12,034,800 outstanding shares of common stock of the Company as of such date. Ralph M. Amato (“Amato”) is the Managing Member of RDA and under the terms of the Stock Purchase Agreement was to have voting and dispositive control over the securities held by RDA. Pursuant to the terms and conditions of the Stock Purchase Agreement, on the Closing Date, the Board of Directors of the Company appointed Spiteri and Amato as members to the Board of Directors, the former directors and officers resigned from the Company; the Board of Directors appointed Spiteri as the Company’s Chief Executive Officer, President, Secretary and Treasurer; Ronald J. Everett as the Company’s Chief Financial Officer; and Nicholas P. DeVito as the Company’s Chief Operating Officer.

Also pursuant to the Stock Purchase Agreement, the Company agreed to (i) effectuate a three-for-one (3:1) forward stock split of the Company’s outstanding Common Stock; (ii) redomesticate the Company to the Commonwealth of Puerto Rico; and (iii) following such redomestication, cause the surviving Puerto Rico corporation to acquire certain intellectual property assets from Mobile Data Systems Inc., a New York corporation (“MDS”) which was controlled by Joseph Spiteri (“Spiteri”), the controlling shareholder of the Company.

Upon the closing of the Stock Purchase Agreement and as a result of the transactions effected thereunder, a change in control of the Company occurred. RDA used its working capital as the source of funds for the Transaction.

On August 21, 2013, MOJO Data Solutions, Inc. was incorporated in the Commonwealth of Puerto Rico for the sole purpose of redomesticating the Company from Nevada to Puerto Rico and changing its name. On September 13, 2013, the Company’s predecessor and then parent company, AUTT, merged with and into MOJO, with MOJO being the surviving corporation and each outstanding share of AUTT common stock being automatically converted into one share of MOJO common stock. AUTT and the Company effected the merger, changing AUTT’s name to MOJO’s name and its jurisdiction of incorporation from Nevada to Puerto Rico. On October 11, 2013, the OTCBB symbol of the Company’s common stock was changed from AUTT to MJDS.

On September 27, 2013, MOJO entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with MDS, which was controlled by Joseph Spiteri, the controlling shareholder of MOJO pursuant to which MOJO agreed to purchase all of the intellectual property and substantially all of the tangible assets of MDS. On January 31, 2014, the Company closed on the Asset Purchase Agreement in consideration of $190,000 in cash and a one-year unsecured 5% convertible promissory note in the principal amount of $80,000 payable to Spiteri and convertible at any time into shares of the Company’s common stock at $0.05 per share. The Cash Amount was utilized to repay and satisfy the outstanding indebtedness under a certain Loan Promissory Note dated September 19, 2011, by and between MDS, as the borrower, and the Long Island Development Corporation, a New York State not-for-profit corporation, as the lender.

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Spiteri, MOJO’s President, Chairman, Chief Executive Officer, Treasurer and Secretary, is also the President and Chief Executive Officer of MDS.

Upon the closing under the Asset Purchase Agreement, the business of MDS became the business of MOJO. Prior to such closing, the Company was deemed a shell corporation by the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

We refer to Item 1.01 above, “Entry into a Material Definitive Agreement” and incorporate the contents of that section herein, as if fully set forth in this Section.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired all of the assets of the MDS on January 31, 2014, pursuant to the Asset Purchase Agreement. Item 2.01(f) of Form 8-K provides that because MOJO was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before such acquisition, we must disclose the information that would be required if we were filing a Registration Statement on Form 10 under the Exchange Act.

Accordingly, we are providing below the information that we would be required to disclose on Form 10 if we were to file such form. Please note that the information provided below relates to our business after the acquisition, except as specified to the contrary or for information relating to periods prior to the date of the acquisition.

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OUR BUSINESS

General Corporate History

The Company was initially incorporated on July 8, 2010 in the State of Nevada under the name of Authentic Teas, Inc. (“AUTT”), however, effective September 16, 2013, the Company was redomesticated in the Commonwealth of Puerto Rico by merging AUTT with and into a Puerto Rico corporation under the name of MOJO Data Solutions, Inc. which itself was formed on August 21, 2013 solely for the purpose of the redomestication and was a subsidiary of AUTT. Under the redomestication merger, each outstanding share of AUTT common stock was automatically converted into one share of MOJO common stock. On October 11, 2013, the OTCBB symbol of the Company’s common stock was changed from AUTT to MJDS.

On September 27, 2013, the Company entered into the Asset Purchase Agreement with MDS, pursuant to which MOJO agreed to purchase all of the intellectual property and substantially all of the tangible assets of MDS. On January 31, 2014, the Company closed on the Asset Purchase Agreement in consideration of $190,000 in cash and a one-year unsecured 5% convertible promissory note in the principal amount of $80,000 payable to Spiteri and convertible at any time into shares of the Company’s common stock at $0.05 per share. The Cash Amount was utilized to repay and satisfy the outstanding indebtedness under a certain Loan Promissory Note dated September 19, 2011, by and between MDS, as the borrower, and the Long Island Development Corporation, a New York State not-for-profit corporation, as the lender.

Joseph Spiteri (“Spiteri”), MOJO’s President, Chairman, Chief Executive Officer, Treasurer and Secretary, is also the President and Chief Executive Officer of MDS.

Upon the closing under the Asset Purchase Agreement, the business of MDS became the business of MOJO. Prior to such closing, the Company was deemed a shell corporation by the Securities and Exchange Commission.

The address of our principal executive office is 319 Dorado Beach East, Dorado, Puerto Rico 00646. Our telephone number is (631) 521-9700, and our website is located at www.mojotags.com.

Company Overview

Mojo Data Solutions, Inc. develops smartphone applications that enable brands and consumers to interact with traditional media delivering digital content back to the handset. Mojo embeds proprietary visual and audible “tags” in products or print, TV, and radio advertising. Consumers can use their smartphones to scan, touch or listen to the tags and interact with digital content, offers, and promotions to make immediate purchases and/or verify the authenticity of the product.

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The Company focuses on retail, media and entertainment, and pharmaceutical verticals.

Through our proprietary and licensed intellectual property, we are engaged in developing technologies to deliver a fully integrated, multimedia mobile visual search, discovery, content delivery and consumer activation platform, combining a simple, elegant user experience on the handset, with sophisticated data processing and campaign management tools including our audio and digital watermarking technologies. The basic idea of watermarking is to enable a hidden channel that can be used in existing distribution channels. This channel offers the possibility to transmit user specific data. Audio watermarking enables the imperceptible transmission of data within audio signals, allowing the attachment of property rights or additional data to the customer of the audio material[1]. Digital watermarks consist of indiscernible information that can be inserted into images, audio data or videos. The watermark can also be used to check the authenticity of copies by authorized persons and provide evidence of whether the product was legally acquired or has been tampered with in some way2.

Our goal is to work closely with large brands and the advertising and marketing agencies who serve them to enhance traditional advertising and marketing campaigns. We intend to achieve this by creating exciting consumer experiences enabled through all forms of mobile tags and barcodes, including the simplest UPC symbols, to the most advanced image recognition and audio watermarking, using our Mojo Tags multimedia reader.

We intend for our technologies to interoperate seamlessly with existing, large-scale systems, including retail point-of-sale, customer relationship management, campaign management, digital loyalty, inventory, track-and-trace and mobile operating systems.

In addition to having mastered the integration of mobile tags and barcode solutions onto popular smartphone operating systems (iOS and Android), our goal is to specialize in helping our clients improve their financial performance by enabling practical and profitable business models and revenue streams.

Company Highlights

To date, the Company has achieved the following

●	Developed the Mojo Campaign Management Suite encompassing several products, including Mojo Tags, Mojo Touch and Mojo Insights. The Mojo Campaign Management Suite with its carrier grade back-end can handle millions of simultaneous consumer transactions and provides brand protection for companies seeking anti-counterfeiting, diversion and track and trace capabilities.

●	Developed the innovative FadeMark process. FadeMark is one of few covert brand protection methods that thwarts counterfeiters’ duplication efforts.

1 Source: “Combined Compression/Watermarking for Audio Signals”; Frank Siebenhaar, Christian Neubauer and Jurgen Herre, Fraunhofer Institute for Integrated Circuits, 91058 Erlangen, Germany. Audio Engineering Society, Convention Paper 5355; May 2001.

2 Source: “Digital Watermarks”; Press Release, Dr. Chistoph Busch, Fraunhofer-Institute fur Graphische Datenverarbeitung; April 2002.

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Campaign Management Suite

The MOJO Campaign Management Suite offers a complete solution for managing campaigns, activating consumers and protecting a company’s brand. The Mojo Campaign Management Suite covers tag and barcode creation, campaign management, real-time decision making, marketing analytics, data integration, content delivery and consumer engagement.

The Company’s Campaign Management Suite includes Mojo Tags, Mojo Touch and Mojo Insights.

Mojo Tags

Mojo Tags connects the physical world to the digital world. Mojo Tags are used in print, images, audio and packaging to allow consumers using smartphones to connect with the digital content and experiences of brands. It could be a “Play Video” button for product information, “Buy Now” button that a company places on a product or a “Check In” button on a storefront window. Mojo Tags are buttons for the physical world, which enable customer interaction using any Apple iOS or Android phone or tablet. There are a variety of Mojo Tags that can be created, managed and tracked with the Mojo Campaign Management Suite for use in media, i.e., Visual Tags including QR Code and UPC, Audio Tags, Picture Tags, Invisible Tags, Secure Tags and NFC Tags.

Mojo Touch

Mojo Touch is a new technology that allows specially printed cards to interact with an app running on a consumer’s smartphone, tablet or multi-touch device, iPhone, iPad and Android.

Mojo Touch allows printed materials and packaging to interact with a company’s app without requiring consumers to download additional technology or change their behavior. The simple act of placing the card on the touch screen display of a brand’s application can unlock content and trigger the experiences.

Loyalty programs can be enhanced and purchases facilitated by unlocking offers based on customer interest and demographics. With Mojo Touch, existing business models are not simply extended; entirely new ones are made possible. Mojo Touch Cards can be used for product tie-ins, (such as soda with snacks, sports with charities, fashion with accessories), contests, giveaways and/or interactive tablet education.

Mojo Insights

Mojo Insights offers (to companies) innovative solutions for managing their mobile campaigns and connecting consumers to internet content from traditional media. We deliver a fully integrated, multimedia mobile visual search and content delivery platform, combining a simple, elegant user experience on the handset, with sophisticated data processing and campaign management tools. The user friendly designed reports display everything a company needs to know about its campaigns with up-to-the-minute data and analytics.

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In addition to time, place, and location-aware metrics, when the Mojo Tag App is used for scanning, additional demographic profile data is available including age, gender, geographic location, income and language preference.

Mojo Tags App

The Mojo Tags™ app is now available on the iTunes App Store and Google Play. Scanning a tag is as simple as opening the Mojo Tags app and placing a tag within the sights or having the App ’listen’ to the audio track of any media.

How the Mojo Tags App works:

1.	Consumer uses a smartphone to scan or listen to tags found in print, audio, pictures and packaging.

2.	The Mojo Tags App decodes the tag and transmits the data from the smartphone, over the network to the content server.

3.	The content server performs a lookup of decoded data and responds with the correlated URL or action, based on campaign parameters, device-provided contextual data e.g., location, place, time, profile, etc.

4.	URL or action is received by consumer’s smartphone.

5.	Smartphone launches web browser and presents designated content and experience.

The Mojo Tags app detects digital watermarks in print and audio, plus reads QR Codes and UPC barcodes. The Mojo Tags app also does Image Recognition and BLE beacon detection. The Company’s proprietary FadeMark process makes it impossible for counterfeiters to successfully reproduce packaging, inserts or labels. FadeMarks cannot be counterfeited or replicated. The embedded FadeMark authenticates a product at every point in the supply chain. Counterfeit products are immediately exposed as frauds when scanned with a smartphone.

Technology

The MOJO Tags system consists of four proprietary integral pieces:

1.	The Mobile Application(s) that resides on the mobile phone;

2.	The Content Server;

3.	The SQL Database; and

4.	The Campaign Manager.

Mobile Application. The Mobile Application is responsible for reading the media presented (Audio, Video, Image, and Touch) and extracting the hidden data. The Application then submits this data along with demographic and location data to the MOJO tags Content Server. The Application then processes the response from the Content Server and presents the digital content for the user to interact with.

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Content Server. The Content Server is responsible for processing the submitted code and, based on certain criteria, determines where to query a response from. The query can be directed to the MOJO tags database or a third party customer database (i.e. Best Buy, Sears, etc.). Once a response is received, it is formatted and directed back to the Mobile Application that submitted the request.

SQL Database. The SQL Database is responsible for data processing and storage. The Content Server submits queries to the SQL Database by calling remote stored procedures. These stored procedures parse the data into its components parts. Demographic and location data are stored into the database and code payoff information is retrieved from the database. The database also receives remote procedure calls from the Campaign Manager in order to update code information or to report on code activity.

Campaign Manager. The Campaign Manager is the user interface into the data storage. It allows users to customize the response to a particular code in the system. The Campaign Manager also allows users to generate reports on code usage, generate analytics and manage campaigns on a daily basis.

Watermarking and Retrieval Software. Our technology incorporates and works with a third party’s software. Pursuant to a license agreement, dated October 9, 2013, between Fraunhofer Geselleschaft zür Forderung der angerwandten Forschung e.V. (“FhG”), Europe’s largest application-oriented research organization[3] in Munich, Germany, for its Institute for Secured Information Technology and MDS which was assigned by MDS on the closing of the Transaction with the consent of FhG. We have the non-exclusive right to use FhG’s “Audio and Video Watermarking Software” and “Watermark Detector Software” (together, the “Software”) without limits throughout the world to watermark and retrieve media files by embedding binary codes in advertisements and television programs transmitted via broadcast and to retrieve such embedded codes from such advertisements and television programs with the help of a mobile phone or similar device. The term of the license agreement commences upon the earlier of our distribution of media files marked with the Software or November 1, 2013 and it may be terminated upon six months’ notice, effective at the end of the calendar quarter. Our royalty payments to FhG are payable every six months and are based upon revenues derived from the Software, with a mandatory minimum payment. Our technology works with the Software and although our license for the Software is non-exclusive, we hold the exclusive rights to use our technology and products which are derivative works of the Software.

Description of Status of Each Product

All of our products are currently built and working. We will continue to update our products to newer operating environments.

3 Source: www.fraunhofer.de

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Sources and Availability of Raw Materials

Everything we need to develop and improve our products is readily available.

Intellectual Property

We do not currently hold any registered patents, copyrights or trademarks. We currently own our website’s domain name www.mojotags.com. We have developed proprietary technologies around our multimedia reader for the Mojo Tags application. The multimedia reader is a one-of-a kind reader and has no competition of which we are aware in the marketplace today. We intend to apply for specific patents around our proprietary intellectual property and trade secrets supporting the reader and the campaign management platform.

We rely on trade secret protection and confidentiality agreements to protect proprietary market, business and technical information and know-how that is not or may not be patentable or that we elect not to patent. However, confidential information and trade secrets can be difficult to protect. Moreover, the information embodied in our trade secrets and confidential information may be independently and legitimately developed or discovered by third parties without any improper use of or reference to information or trade secrets. We seek to protect the market, technical and business information supporting our operations, as well as the confidential information relating specifically to our products by entering into confidentiality agreements with parties to whom we need to disclose our confidential information, such as our employees, consultants, board members, contractors and financial investors. However we cannot be certain that such agreements have been entered into with all relevant parties. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. While we have confidence in these individuals, organizations and systems, agreements or security measures may be breached, and we may not have adequate remedies for any breach. Our confidential information and trade secrets thus may become known by our competitors in ways we cannot prove or remedy.

Although we expect all of our employees and consultants to assign their inventions to us, and all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology to enter into confidentiality agreements, we cannot provide any assurances that all such agreements have been duly executed. We cannot guarantee that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Misappropriation or unauthorized disclosure of our trade secrets could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret.

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Marketing and Distribution

Principal Markets

Our goal is to establish relationships and work closely with large brands and the advertising and marketing agencies who serve them to enhance traditional advertising and marketing campaigns. We intend to achieve this by creating exciting consumer experiences enabled through all forms of mobile tags and barcodes, including the simplest UPC symbols, to the most advanced image recognition and audio watermarking, using our Mojo Tags multimedia reader. We do not currently have any contractual arrangement with any agencies.

We intend for our technologies to interoperate seamlessly with existing, large-scale systems, including retail point-of-sale, customer relationship management, campaign management, digital loyalty, inventory, track-and-trace and mobile operating systems.

In addition to having mastered the integration of mobile tag and barcode solutions, our goal is to specialize in helping our clients improve their financial performance by enabling practical and profitable business models and revenue streams. We do not currently have any customer agreements.

Methods of Distributions.

We plan to distribute our products and services through independent channel partners in regions outside of where we currently operate.

Dependence on Specific Customer or Customers

Our business is not currently dependent on a specific customers, the loss of any one or more of which would have a material adverse effect on our business.

Industry and Competition

We operate in a highly competitive, consumer-driven and rapidly changing environment. Our success is, to a large extent, dependent on our ability to acquire, develop, adopt, upgrade and exploit new and existing technologies to address consumers’ changing demands and distinguish our services from those of our competitors, many of which have greater resources than us and have a longer operating history. We may not be able to accurately predict technological trends or the success of new products and services. If we choose technologies or equipment that are less effective, cost-efficient or attractive to our customers than those chosen by our competitors, or if we offer services that fail to appeal to consumers, are not available at competitive prices or that do not function as expected, our competitive position could deteriorate, and our business and financial results could suffer.

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The ability of our competitors to introduce new technologies, products and services more quickly than we do may adversely affect our competitive position. Furthermore, advances in technology, decreases in the cost of existing technologies or changes in competitors’ product and service offerings may require us in the future to make additional research and development expenditures or to offer at no additional charge or at a lower price certain products and services we currently offer to customers separately or at a premium. In addition, the uncertainty of our ability and the costs to obtain intellectual property rights from third parties could impact our ability to respond to technological advances in a timely and effective manner.

Technology in our industry changes rapidly as new technologies are developed, which could cause our products and services to become obsolete. We may not be able to keep pace with technological developments. If the new technologies on which we intend to focus our research and development investments fail to achieve acceptance in the marketplace, our competitive position could be negatively impacted limiting or even preventing our ability to achieve revenues and earnings. We may also be at a competitive disadvantage in developing and introducing complex new products and services because of the substantial costs we may incur in making these products or services available. For example, our competitors could use proprietary technologies that are perceived by the market as being superior. Further, after we have incurred substantial costs, one or more of the products or services under our development, or under development by one or more of our strategic partners, could become obsolete prior to it being widely adopted.

We expect to continue to face increased threats from companies who use the Internet to deliver our services as the speed and quality of broadband and wireless networks continues to improve. Our industry is subject to rapid technological change, and we must make substantial investments in new products, services and technologies to compete successfully. Technological innovations generally require a substantial investment before they are commercially viable. We intend to continue to make substantial investments in developing new products and technologies, and it is possible that our development efforts will not be successful and that our new technologies will not result in meaningful revenues. Our products, services and technologies face significant competition, and any revenues generated or the timing of their deployment, which may be dependent on the actions of others, may not meet our expectations. Competition in the communications industry is affected by various factors that include, among others: evolving industry standards and business models; evolving methods of transmission for voice and data communications; networking; value-added features that drive replacement rates and selling prices; turnkey, integrated product offerings that incorporate hardware, software, user interface and applications; and scalability and the ability of the system technology to meet customers’ immediate and future network requirements.

We intend that advertising will produce the predominant share of our revenues, if any. With the continued development of alternative forms of media, particularly electronic media including those based on the Internet, our businesses may face increased competition. Alternative media sources may also affect our ability to generate revenues. This competition may make it difficult for us to grow or generate revenues, which we believe will challenge us to expand the contributions of our business.

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The risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in advertising. Expenditures by advertisers tend to be cyclical, reflecting economic conditions and budgeting and buying patterns. Global economic conditions have been slow to recover and remain uncertain, and if they do not continue to improve, economic uncertainty increases or economic conditions deteriorate again, global economic conditions may once again adversely impact our revenue, profit margins, cash flow and liquidity. Our ability to generate revenues, if any, in specific markets could be directly affected by local and regional conditions, and regional economic declines also may adversely impact our results. In addition, even in the absence of a downturn in general economic conditions, an individual business sector or market may experience a downturn, causing it to reduce its advertising expenditures, which may also adversely impact our results.

Research and Development

The Company spent approximately $422,000 in 2013 and approximately $511,000 in 2012 on Research and Development.

Seasonality

Our business is not seasonal in nature.

Need for any Government Approval of Products or Services

We do not need any government approval of our products or services. Notwithstanding, our business is subject to and affected by laws and regulations of U.S. federal, state and local governmental authorities, which are constantly subject to change.

Environmental Laws

We are not subject to any federal, state or local provisions which have been enacted or adopted regulating the discharge of materials into the environment or relating to the protection of the environment.

Employees

The Company currently has three full-time employees and six part-time employees. The Company’s executive officer work for the Company on a full-time basis. We believe our relationship with our employees is good.

DESCRIPTION OF PROPERTIES

The Company’s principal executive office is located 319 Dorado Beach East, Dorado, Puerto Rico 00646, and the Company’s telephone number is (631) 521-9700. Office space consists of 3,150 square feet and the Company rents such space pursuant to a three-year lease agreement, dated December 1, 2012, with Lake Associates, a non-affiliate third party. The rent is $4,810 per month.

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LEGAL PROCEEDINGS

The Company is not presently a party to any litigation, nor to the knowledge of Management, is any litigation threatened against the Company, which may materially affect the business of the Company or its assets.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Any director may resign his or her office at any time and may be removed at any time by the holders of a majority of the shares then entitled to vote at an election of directors. Our Board of Directors appoints our executive officers, and our executive officers serve at the pleasure of our Board of Directors.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Age	Title	Director Since:
Joseph Spiteri	60	Chief Executive Officer, President, Secretary & Treasurer, Chairman of the Board of Directors (Principal Executive Officer)	August 23, 2013

Professional Experience: The business experience of the Company’s offices and directors is set forth below:

Joseph Spiteri is a software executive with over thirty years of experience in software architecture, engineering, research, and management. He has specialized in the areas of wireless data communications, mobile computing, and multi-tier distributed computing architectures. Mr. Spiteri leads the Company’s design, development, and implementation of mobile enterprise applications and custom OEM contract software development.

Mr. Spiteri founded InVision Software in 1995 after a long career as an Electrical Engineer in the Defense Electronics industry. He founded Mobile Data Systems, a privately-held New York corporation, in 2004 where he served, prior to the sale of the Mobile Data Systems assets to the Company, as President, Chief Executive Officer and board member.

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In addition to Mr. Spiteri, Ralph M. Amato, age 62, was appointed to serve as a director of the Company pursuant to a Consulting Agreement, dated as of August 24, 2013 by and between MDS and Ventana Capital Partners, LLC. The terms of the Consulting Agreement are described elsewhere in this Form 8-K, and a copy of the Consulting Agreement has been filed with the SEC as Exhibit 99.1 to Form 8-K on May 2, 2014. The Company has determined that Ventana breached the Consulting Agreement by not performing in accordance with its stated obligations pursuant to its terms and, in accordance with the termination provisions of the Consulting Agreement, viewed these breaches and failures to perform as triggering the termination of the Consulting Agreement and the voluntary resignation of Ralph Amato, the appointed board designee of Ventana, from its Board of Directors in accordance with Section 2.06 of the Consulting Agreement.

EXECUTIVE COMPENSATION

No accrued compensation is due to any executive officer or director of the Company. Each executive officer and director will be entitled to reimbursement of expenses incurred while conducting Company business.

The former named executive officers of our predecessor parent company, AUTT, did not receive any compensation during the fiscal years ended April 30, 2013 and 2012 nor was any compensation accrued.

Employment Agreements or Arrangements

We have not entered into any employment agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception. See “Certain Relationships and Related Transactions; and Director Independence; Consulting Agreement” on page 16 of this Memorandum.

Equity Awards

On October 3, 2013, the Company issued the following shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) and collectively with the Common Stock and the Series A Preferred Stock, the “Securities”), to the Company’s officers and directors. The Securities were issued to each individual pursuant to a Stock Purchase Agreement, dated September 20, 2013, between the Company and each individual in consideration for services rendered and valued at $0.001 per share. The Company relied upon the exemption from the registration requirements of the Securities Act of 1933 available to the Company pursuant to Section 4(a)(2) (formerly Section 4(2)) promulgated under the Securities Act due to the fact that the individuals were officers and directors of the Company and the issuances did not involve a public offering of securities. The Securities are deemed to be “restricted securities” and “control securities” pursuant to Rule 144 promulgated under the Securities Act, and certificates evidencing the Securities bear the customary restrictive legends.

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Joseph Spiteri (Chief Executive Officer, Chairman, President, Secretary and Treasurer)

●	3,000,000 shares of Common Stock

●	8,000,000 shares of Series A Preferred Stock

●	15,000,000 shares of Series B Preferred Stock which are to be released upon the Company’s achievement of certain financial milestones as set forth in the Stock Purchase Agreement between the Company and Mr. Spiteri.

Nicholas P. DeVito (Former Chief Operating Officer)

●	1,500,000 shares of Common Stock.

Ralph M. Amato (Former Director)

●	5,803,260 shares of Series B Preferred Stock, as set forth in the Stock Purchase Agreement between the Company and RDA Equities, LLC, an entity of which Mr. Amato has voting and dispositive control. The issuance of these shares was dependent upon satisfaction of certain conditions which were not satisfied and, accordingly, the shares are deemed not to be issued or outstanding.

Other than the foregoing, we have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our Board of Directors in the future.

Director Compensation

Other than equity compensation set forth above, no director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership

The following table sets forth, as of January 31, 2014, certain information known to us with respect to the beneficial ownership of our common stock, Series A Preferred Stock and Series B Preferred Stock by (i) each of our directors, (ii) each of our named executive officers and current executive officers, (iii) all of our directors and current executive officers as a group, and (iv) each shareholder known by us to be the beneficial owner of more than five percent (5%) of such class of securities. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

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	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name of Beneficial Owner (1)	Amount		Percent (2)	Amount	Percent (3)	Amount		Percent (4)
Joseph Spiteri -CEO, Pres. & Chairman	3,000,000	(5)	17.91%	8,000,000	100%	15,000,000	(6)	72.29%

Nicholas P. DeVito -COO	1,500,000	(7)	8.96%	—	—	—		—

Ralph M. Amato -Former Director	5,803,260	(7)	34.62%	—	—	—	(8)	—

All officers and directors as a group (three persons)	10,303,260		76.14%	8,000,000	100%	20,750,000		100%

Notes

(1)	Unless otherwise noted, the address for each beneficial holder is c/o MOJO Data Solutions, Inc., 319 Dorado Beach East, Dorado, Puerto Rico 00646.

(2)	Based on 16,745,800 shares of common stock issued and outstanding as of November 1, 2013. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(3)	Based on 8,000,000 shares of Series A Preferred Stock issued and outstanding as of November 1, 2013. Each share of Series A Preferred Stock has the voting equivalency of 10 shares of common stock and is automatically convertible on January 1, 2016.

(4)	Based on 20,750,000 shares of Series B Preferred Stock issued and outstanding as of November 1, 2013. Each share of Series B Preferred Stock is convertible into one share of common stock at any time and from time to time upon the election of the holder thereof, subject to adjustment in certain circumstances.

(5)	Excludes 8,000,000 shares of common stock issuable upon the conversion of the Series A Preferred Stock on January 1, 2016 and 15,000,000 shares of common stock issuable upon the conversion of the Series B Preferred Stock.

(6)	These shares are subject to forfeiture if the Company does not achieve certain financial milestones as set forth in the Stock Purchase Agreement, dated September 20, 2013, between the Company and Mr. Spiteri. Mr. Spiteri is to forfeit 8,000,000 Series B shares if the Company does not have at least $1million in EBITDA for the fiscal year ended July 31, 2015 and 7,000,000 Series B shares if the Company does not have at least $2,000,000 in EBITDA for the fiscal year ended July 31, 2016.

(7)	Held indirectly through RDA Equities, LLC, a Puerto Rico limited liability company of which Mr. Amato has voting and dispositive control. Excludes 5,750,000 shares of common stock, which would have been issuable upon the conversion of 5,750,000 shares of Series B Preferred Stock whose issuance was dependent upon performance of certain obligations under the Stock Purchase Agreement. As set forth in Note (8) below, such obligations were not satisfied and such shares are deemed unissued by the Company.

(8)	Pursuant to the terms of the Stock Purchase Agreement, Mr. Amato was to receive 5,750,000 shares of Series B Preferred Stock upon the Company achieving certain financial milestones as set forth in the Stock Purchase Agreement, dated September 20, 2013, between the Company and RDA Equities, LLC. However, such obligations under the Stock Purchase Agreement, which were conditions precedent to Mr. Amato’s receipt of such shares, have not been satisfied. Accordingly, the Company has taken the position that Mr. Amato is not entitled to such shares. If Mr. Amato disputed this position, litigation between him and the Company could ensue. The Company believes that it would prevail in any such litigation if it did occur.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, dated September 27, 2013, between the Company and MDS, the Company agreed to purchase all of the intellectual property and substantially all of the tangible assets of MDS, constituting substantially all of the assets of MDS, in consideration for $190,000 and an unsecured promissory note for the principal amount of $80,000, bearing interest at a rate of 5% per year, maturing on the first anniversary date of the date of issuance and convertible by the holder thereof at any time and from time to time into shares of Common Stock of the Company for $0.05 per share. The shares of Common Stock of the Company issuable upon the conversion of the Promissory Note will not be registered under the Securities Act and will be deemed to be restricted pursuant to Rule 144 promulgated under the Securities Act. Joseph Spiteri, MOJO’s President, Chairman, Chief Executive Officer, Treasurer and Secretary, is also the President and Chief Executive Officer of MDS.

Consulting Agreement. Pursuant to a Consulting Agreement, dated April 24, 2013, between MDS and Ventana Capital Partners, LLC, a Puerto Rico limited liability company of which Ralph M. Amato, a director and significant beneficial owner of common stock of the Company, has voting and dispositive control (“Ventana”), the Company had retained Ventana to provide it with certain services, including: facilitating the Reincorporation between AUTT and MOJO and the Transaction between MOJO and MDS; assist the Company with meeting its SEC filing responsibilities; assist the Company with third-party contractors to provide investor and public relations campaigns for awareness to the investor community; and assist the Company’s Principal Executive and Financial Officers with all matters concerning the future growth and direction of the Company. In consideration for the services rendered by Ventana, the Company had agreed to issue to RDA Equities, LLC, a Puerto Rico limited liability company and affiliate of Ventana, up to 5,750,000 shares of Series B Preferred Stock upon the consummation of certain financial milestones. The Company also had agreed to put into escrow with the Escrow Agent an amount equal to 6% of the gross proceeds of a private placement as well as the next equity financing, provided that such additional financing was consummated within 18 months of that offering with gross proceeds of at least $3,000,000. The cash fees were payable to Ventana for investor relations and marketing related activities and upon Ventana furnishing receipts and invoices to the Company and Escrow Agent. Ventana was also entitled to have one person nominated to the Board of Directors of the Company, of which Amato, prior to his termination as a director, was the Ventana appointee. The term of the Consulting Agreement was to terminate on April 24, 2016, and was terminated prior thereto pursuant to early termination provisions in the agreement in certain circumstances. Accordingly, the Company is no longer obligated to provide such shares or board seat.

Other than as disclosed above, there has been no transaction, since the beginning of the year ended December 31, 2013, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

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DESCRIPTION OF SECURITIES

The following description of certain matters relating to our securities does not purport to be complete and is subject in all respects to the Form of Warrant and the Company’s Certificate of Incorporation, as amended, and bylaws.

General

On August 21, 2013, we filed a Certificate of Incorporation with the Secretary of State of the Commonwealth of Puerto Rico. Pursuant to our Certificate of Incorporation, we are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, there were 16,745,800 shares of common stock issued and outstanding. On August 21, 2013, we filed a Certificate of Designation (as an exhibit to the Certificate of Incorporation) therein designating 10,000,000 shares of preferred stock as Series A Preferred Stock. As of the date hereof, there were 8,000,000 shares of Series A Preferred Stock issued and outstanding, all of which are currently owned by Mr. Spiteri, the Company’s Chief Executive Officer, Chairman and President. On October 3, 2013, we filed a Certificate of Designation therein designating 30,000,000 shares of preferred stock as Series B Preferred Stock. As of the date hereof, there were 16,000,000 shares Series B Preferred Stock issued and outstanding, all of which are currently owned by Mr. Spiteri, a member of the Company’s Board of Directors.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. According to our bylaws, generally, when a quorum is present or represented at any meeting of our stockholders, the vote of the holders of a majority of our common stock present in person or represented by proxy is sufficient to decide any question brought before such meeting, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, the holders of at least a majority of our common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitutes a quorum at all meetings of our stockholders for the transaction of business, subject to any voting rights granted to holders of any preferred stock. According to our bylaws, generally, any action which may be taken by the vote of our stockholders at a meeting may be taken without a meeting if authorized by the written consent of our stockholders holding at least a majority of the voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, the holders of our common stock are entitled to receive the dividends as may be declared by our Board of Directors out of funds legally available for dividends. Our Board of Directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

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Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our bylaws provide that our Board of Directors, by a majority vote of our Board of Directors at any meeting may amend our bylaws, including bylaws adopted by our stockholders, but our stockholders may specify particular provisions of our bylaws, which must not be amended by our Board of Directors. Also our bylaws provide that any action required or permitted to be taken at any meeting of our Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of our Board of Directors and such written consent is filed with the minutes of the proceedings of our Board of Directors.

To date, the Company not issued any dividends on Common Stock. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

Preferred Stock

Our preferred stock may be divided into and issued in series. Our Board of Directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of our preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of our preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends must accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of our preferred stock or series thereof must have voting rights, such preferred stock or series must vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our Board of Directors may, at the time so acting, lawfully fix and determine under the laws of the state of Nevada.

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We must not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of our common stock or other class of stock junior to our preferred stock as to dividends or upon liquidation) in respect of our common stock, or other class of stock junior to our preferred stock, nor must we redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of our preferred stock for the current period (and in the case of cumulative dividends, if any, payable to holders of our preferred stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payment, in accordance with the terms of our preferred stock, as fixed by our Board of Directors.

In the event of the liquidation of our company, holders of our preferred stock must be entitled to receive, before any payment or distribution on our common stock or any other class of stock junior to our preferred stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such preferred stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such preferred stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease nor exchange of all or substantially all of the property and assets of our Company, or any consolidation or merger of our Company, will be deemed to be a liquidation event.

Series A Preferred Stock

On August 21, 2013, the Company filed a Certificate of Designation (the “Series A Certificate of Designation”) with the Puerto Rico Department of State to establish a series of preferred stock, designated as the Company’s “Series A Preferred Stock,” from the Company’s 100,000,000 authorized “blank check” preferred stock, par value $0.001 per share. The Series A Certificate of Designation was effective upon filing.

The Series A Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Company’s Series A Preferred Stock, including, but not limited to, the following:

●	Number of Shares. The class of Series A Preferred Stock consists of 10 million (10,000,000) shares of the Company’s preferred stock, par value $0.001 per share.

●	Dividends and Distributions. With respect to the payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all shares of the Series A Preferred Stock shall rank senior to the Company’s Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock.

●	Voting. The Series A Preferred Stock is entitled to vote with the Common Stock of the Company, voting together as a single class, and generally, and each share of Series A Preferred Stock has the voting equivalency of ten (10) shares of common stock.

●	Conversion. The Series A Preferred Stock is automatically convertible into shares of common stock on January 1, 2016, on one for one basis, subject to adjustment in the case of a dividend, subdivision, combination or reclassification of the Company’s outstanding Common Stock or the reorganization, reclassification or merger of the Company.

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Series B Preferred Stock

On October 3, 2013, the Company filed a Certificate of Designation (the “Series B Certificate of Designation”) with the Puerto Rico Department of State for the purposes of amending the Company’s Certificate of Incorporation to establish a series of preferred stock, designated as the Company’s “Series B Preferred Stock,” from the Company’s 90,000,000 remaining authorized “blank check” preferred stock, par value $0.001 per share. The Certificate of Designation was effective upon filing.

The Series B Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Company’s Series B Preferred Stock, including, but not limited to, the following:

●	Number of Shares. The class of Series B Preferred Stock consists of 30 million (30,000,000) shares of the Company’s preferred stock, par value $0.001 per share.

●	Dividends and Distributions. With respect to the payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all shares of the Series B Preferred Stock shall rank senior to the Company’s Common Stock and any other class of securities that is specifically designated as junior to the Series B Preferred Stock but junior to the Company’s outstanding Series A Preferred Stock.

●	Voting. The Series B Preferred Stock is entitled to vote with the Common Stock of the Company, voting together as a single class, and generally, each outstanding share of Series B Preferred Stock is entitled to one vote on all matters voted upon by the shares of Common Stock.

●	Conversion. The Series B Preferred Stock is convertible, from time to time by the holder thereof, into shares of Common Stock, on one for one basis, subject to adjustment in the case of a dividend, subdivision, combination or reclassification of the Company’s outstanding Common Stock or the reorganization, reclassification or merger of the Company.

Warrants

As December 31, 2013, there were no warrants outstanding to purchase shares of our common stock.

Transfer Agent and Registrar

There are currently 21 holders of record of our common stock. The transfer agent is Empire Stock Transfer and their contact information is set forth below.

Empire Stock Transfer Inc.

1859 Whitney Mesa Drive

Henderson, NV 89014

Tel: 702-818-5898

Fax: 702-974-1444

info@empirestock.com

Options

There are no outstanding options to purchase our securities. We may, however, grant such options and/or establish an incentive stock option plan for our directors, executive officers, employees and consultants in the future.

Convertible Securities

Other than the Convertible Note issued to Joseph Spiteri upon the acquisition of the MDS assets, our Series A Preferred Stock and Series B Preferred Stock there are no outstanding securities convertible into shares of our common stock or rights convertible or exchangeable into shares of our common stock.

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RISK FACTORS

An investment in our Common Stock or any other security that may be issued by us involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report. Unless otherwise indicated, terms such as “MOJO Data Solutions,” “MOJO,” the “Company,” “we,” “us,” “our” and similar terms shall mean MOJO Data Solutions, Inc., a Puerto Rico corporation.

Risks Associated with Our Business

We are a development stage business.

MOJO was incorporated in the Commonwealth of Puerto Rico on August 21, 2013. MDS, the corporation from which we purchased our business, had only a limited operating history and no revenues from the technology which we have acquired from it. Thus, the Company, and MDS as its predecessor, has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development and expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future. There can be no assurances that MOJO will even operate profitably.

We may be required to borrow funds in the future.

If the Company incurs indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company’s shareholders. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Our success is highly dependent on our Management team.

In the early stages of development, the Company’s business will be significantly dependent on Joseph Spiteri. The Company’s success will particularly depend upon Mr. Spiteri, our Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer. The loss Mr. Spiteri, specifically Mr. Spiteri, could have a material adverse effect on the Company, ranging from the cost of recruiting one or more replacements or, if adequate replacements are unavailable at a reasonable cost, the loss of our business.

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The Company depends on skilled personnel and could be impacted by the loss of critical skills.

Much of the future success of the Company depends on the continued service, availability and integrity of skilled personnel, including technical, marketing and staff resources. Experienced personnel in the technology industry are in high demand, and competition for their talents is intense. Changing demographics and labor/work force trends may result in a loss of knowledge and skills as experienced workers leave the Company. In addition, as global opportunities and industry demand shifts, realignment, training and scaling of skilled resources may not be sufficiently rapid. Further, many of our personnel may receive a total compensation package that includes equity awards. New regulations, volatility in the stock market and other factors could diminish the Company’s use, and the value, of the Company’s equity awards, putting the Company at a competitive disadvantage or forcing the Company to use more cash compensation.

We might not be able to effectively compete with our current and future competition.

Although we believe our technology is unique, we have many potential competitors in our industry. We will compete with other companies, most of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors’ innovations to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

The loss of licensed software would have a material adverse effect on our business.

Our technology uses software that we license from Fraunhofer Geselleschaft zür Forderung der angerwandten Forschung e.V. (“FhG”). Although we have exclusive use to our technology, our license for the software is non-exclusive and may be terminated by FhG at any time, upon six months’ notice. The termination of the license for the software would prevent us from using the audio watermarking technology on which certain of our products are based.

FhG does not hold a patent for its software that we license from it.

Our technology uses software that we license from FhG. FhG does not currently hold any patents, nor has it filed any patent applications, for the software and we are not permitted to file any patents on our technology because it is considered to be derivative of FhG’s software. If a party, other than FhG, gets patent protection for the software, we could be prevented from using the software, which would have a material adverse effect on our business.

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We may not be able to adequately protect our technology or other intellectual property from third-party infringement or from misappropriation in the US and abroad.

We rely on a combination of protections provided by contracts, including confidentiality and nondisclosure agreements and common law rights, such as trade secrets, to protect our intellectual property. However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from third-party infringement or from misappropriation in the US and abroad. We do not currently hold any patent, trademark or copyright. Any patent licensed by or to us or issued to us could be challenged, invalidated or circumvented or rights granted there under may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property on a worldwide basis in a cost-effective manner. In jurisdictions where foreign laws provide less intellectual property protection than afforded in the US and abroad, our technology or other intellectual property may be compromised, and our business would be materially adversely affected.

We could be involved in costly and time-consuming litigation concerning our intellectual property.

We may become involved in litigation in the future to protect our intellectual property or because others may allege that we infringe on their intellectual property. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidate our proprietary rights. In addition, these lawsuits, regardless of their merits, likely would be time consuming and expensive to resolve and would divert management’s time and attention. Any potential intellectual property litigation alleging our infringement of a third party’s intellectual property also could force us or our customers to: (i) stop producing products that use the challenged intellectual property, (ii) obtain from the owner of the infringed intellectual property, at our expense, a license to sell the relevant technology at an additional cost, which license may not be available on reasonable terms, or at all or (iii) redesign those products or services that use the infringed technology. Any costs we incur from having to take any of these actions could be substantial.

We might not be able to independently develop the technology, software or know-how necessary to conduct our business or that we can do so without infringing the intellectual property rights of others.

Access to worldwide markets depends in part on the continued strength of our intellectual property portfolio. When and as our business expands into new areas, we may be unable to independently develop the technology, software or know-how necessary to conduct our business or that we can do so without infringing the intellectual property rights of others. To the extent that we have to rely on licensed technology from others, we may be unable to obtain licenses at all or on terms we consider reasonable. The lack of a necessary license could expose us to claims for damages and/or injunction from third parties, as well as claims for indemnification by our customers in instances where we have a contractual or other legal obligation to indemnify them against damages resulting from infringement claims. With regard to our own intellectual property, we intend to actively enforce and protect our rights. However, our efforts may be inadequate to prevent the misappropriation or improper use of our protected technology. Part of our business model depends upon our generating royalty revenue through patent license agreements. The amount of such revenue, if any, depends in part on negotiations with prospective licensees.. There is no guarantee that such negotiations will be successful. Future royalty revenue also depends on the strength and enforceability of our intellectual property and our enforcement efforts, and on the sales and financial stability of our licensees. Royalty revenue from licensees is not always uniform or predictable, in part due to the performance of our licensees and in part due to the timing of new license agreements or the expiration and renewal of existing agreements.

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We may be unable to protect our proprietary technology adequately against unauthorized third-party copying or use.

The process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customer’s changing needs and emerging technological trends. We must make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide desired returns. In developing these new technologies and products, we may come to rely upon patent, copyright, trademark and trade secret laws in the US and similar laws in other countries, and agreements with our employees, customers, and other parties, to establish and maintain our intellectual property rights in technology and products used in our operations. However, the laws of certain countries may not protect our proprietary rights to the same extent as the laws of the US and we may be unable to protect our proprietary technology adequately against unauthorized third-party copying or use, which could adversely affect our competitive position. In addition, some of our products rely on technologies developed by third parties. We may not be able to obtain or to continue to obtain licenses and technologies from these third parties at all or on reasonable terms, or such third parties may demand cross-licenses to our intellectual property. It is also possible that our intellectual property rights could be challenged, invalidated or circumvented, allowing others to use our intellectual property to our competitive detriment. We also must ensure that all of our products comply with existing and newly enacted applicable regulatory requirements in the countries in which they are sold. If we fail to accurately anticipate and meet our customers’ needs through the development of new products and technologies and service offerings or if we fail to adequately protect our intellectual property rights or if our new products are not widely accepted or if our current or future products fail to meet applicable worldwide regulatory requirements, we could lose market share and customers to our competitors and that could materially adversely affect our results of operations and financial condition.

There can be no assurances of protection for proprietary rights or reliance on trade secrets.

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

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Security breaches and other disruptions could compromise our information and expose us to liability, which could cause our business and reputation to suffer.

In the ordinary course of our business, we will collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business and competitive position.

The current economic and credit environment could have an adverse effect on demand for our products and services, which would in turn have a negative impact on our results of operations, our cash flows, our financial condition, our ability to borrow.

Generally speaking, since at least 2008, global market and economic conditions have been disrupted and volatile. Concerns over increased energy costs, increased commodities costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining residential real estate market in the U.S. have contributed to this increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a global recession. It is difficult to predict how long the current economic conditions will persist, whether they will deteriorate further, and which of our products, if not all of them, will be adversely affected. These conditions, if they continue, could cause a material decrease in our sales, net income and an increase in the prices we pay for product development and, thus, materially affect our operating results and financial condition.

The weakened economic climate also has impacted the credit market, and more specifically, the Company’s access to credit. As a young company, we have not yet achieved stability in our operations; therefore few, if any, lending institutions would consider the Company a good credit risk. This inability to obtain credit may adversely affect the Company’s operations, such as limiting the Company’s ability to produce goods and meet inventory needs. If credit is extended to the Company by a financial institution, the terms and conditions may not be favorable.

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We might not properly anticipate or meet trends in consumer preferences and spending.

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including, but not limited to, the purchasing patterns of customers, competitive pricing and general economic conditions. The Company may be unsuccessful in marketing any of its products, or the revenues from the sale of such products maybe insignificant or may not materialize. Consequently, the Company’s revenues, if any, may vary from quarter to quarter, and the Company’s operating results may experience fluctuations.

Failure to establish or enhance our brand recognition could have a material adverse effect on our business and results of operations.

We believe we will need to expend significant time, effort and resources to enhance the recognition of our brands. We believe developing our brand will be important to our sales and marketing efforts. If we fail to establish or enhance the recognition of our brands, it could have a material adverse effect on our ability to sell our products and adversely affect our business and results of operations. If we fail to develop a positive public image and reputation, our business with any existing customers could decline and we may fail to develop additional business, which could adversely affect our results of operations.

Defects in our products or failures in quality control could impair our ability to sell our products or could result in product liability claims, litigation and other significant events involving substantial costs.

Detection of any significant defects in our products or failure in our quality control procedures may result in, among other things, delay in time-to-market, loss of sales and market acceptance of our products, diversion of development resources, and injury to our reputation. The costs we may incur in correcting any product defects may be substantial. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend, and if we do not prevail, could result in the imposition of a damages award. We presently do not maintain product liability insurance.

Management will retain control of the Company.

As of the date of this Report on Form 8-K, Joseph Spiteri, the Company’s Chief Executive Officer, Chairman and President, owns 3,000,000 shares of common stock and 8,000,000 shares of Series A Preferred Stock. The Series A Preferred Stock generally votes on all matters with the common stock and each share of Series A Preferred Stock has the voting equivalency of ten shares of common stock. Therefore, Mr. Spiteri has the voting power of 83,000,000 shares of common stock, which is the majority of the Company’s outstanding voting capital stock. Investors will own a minority percentage of the Company and will have minority voting rights. Our Management will have the exclusive control of all aspects of the business of the Company and in this regard, Management will make all decisions relating to operations. Management believes that its accumulated industry knowledge will allow the Company to successfully pursue sound management and financial strategies to continue as a going concern. No person should invest in any of the Company’s securities unless such person is willing to entrust all aspects of the Company’s operations to its Management, which as of the date of this report consists only of Joseph Spiteri.

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Our ability to become profitable and continue as a going concern will be dependent on our ability to attract, employ and retain highly skilled individuals to serve our clients.

The nature of our business requires that we employ skilled persons to perform highly skilled and specialized tasks for our Company. Our failure to retain such personnel could have a material adverse effect on our ability to offer services to clientele, and could potentially have a negative effect on our business. While we are confident that we will be able to find such persons, there is no guarantee that skilled persons will be available and willing to work for us in the future, nor is there any guarantee that we could afford to retain them if they are available at a future time.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product development, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we make any acquisitions or enter into a merger or similar transaction, our business may be negatively impacted.

Other than MOJO’s acquisition of the intellectual property and other tangible assets of MDS pursuant to the Asset Purchase Agreement, we have no present plans for any specific acquisition. However, in the event that we make acquisitions in the future, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions, mergers and other similar transactions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

●	the potential disruption of the ongoing businesses and distraction of our Management and the management of acquired companies;

●	the difficulty of incorporating acquired rights or products into our existing business;

●	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired; and

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

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Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

There might be unanticipated obstacles to the execution of our business plan.

The Company’s business plans may change significantly. The Company’s potential business endeavors are capital intensive. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Reporting Requirements under the Federal Securities Laws.

Our common stock is currently quoted on the OTC Markets Pink Sheets. We are filing reports pursuant to the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including regularly filing quarterly and annual reports with the U.S. Securities and Exchange Commission on Forms 10-Q and 10-K, respectively, as well as current reports on Form 8-K as required by such form. We are currently delinquent on such reports. Preparing and filing annual, quarterly and current reports with the SEC is a costly and time-consuming process, necessitating us to retain a PCAOB-registered independent auditor and an experienced securities attorney as well as utilizing the services of a filing agent to convert our reports into the SEC’s EDGAR format and any financial statements contained therein into SEC’s XBRL format. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting.

Also, Section 404 of the Sarbanes-Oxley Act requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

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Risks Related to Ownership of Our Common Stock

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock

Our common stock is currently traded in the OTC Markets Pink Sheets, There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market, which could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market. The volatility of the market for our common stock could have a material adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

We intend to raise additional capital through the sale of our securities. Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through the sale of our securities.

We may issue shares of preferred stock that subordinate your rights and dilute your equity interests.

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock may grant the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock.

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The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our common stock, and in such event, would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of us by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of us. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our shares of common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

●	changes in our financial performance or a change in financial estimates or recommendations by securities analysts;

●	announcements of innovations or new products or services by us or our competitors;

●	the emergence of new competitors or success of our existing competitors;

●	operating and market price performance of other companies that investors deem comparable;

●	changes in our Board of Directors or management;

●	sales or purchases of our common stock by insiders;

●	commencement of, or involvement in, litigation;

●	changes in governmental regulations; and

●	general economic conditions and slow or negative growth of related markets.

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In addition, if the market for stock in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and distract our Board of Directors and management.

We do not have any independent directors, which limits our ability to establish effective independent corporate governance procedures and increases the control of management.

We currently have only one director who is also our Chief Executive Officer, President, and Secretary-Treasurer; accordingly, we cannot establish board committees with independent members to oversee certain functions such as compensation or audit issues. Until a majority of our Board of Directors is composed of independent members, if ever, there will be limited independent oversight of our management’s decisions and activities.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define a so-called “penny stock” as an equity security that has a market price or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 (excluding primary residence) or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

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For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“ FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our common stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of the Company for the fiscal years ended December 31, 2013 and 2012 and should be read in conjunction with the Selected Consolidated Financial Data, the financial statements, and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. As used in this Report, the terms “MOJO”, the “Company, “we”, “us” “our” and similar terms mean MOJO Data Solutions, Inc., a Puerto Rico corporation.

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Company Overview

Since the consummation of the Transaction with MDS pursuant to the Asset Purchase Agreement on January 31, 2014, we have been refocusing the Company’s business plan and strategy to develop and monetize the intellectual property assets we purchased from MDS. Preceding the Transaction, the Company has served as a holding company for our predecessor’s wholly-owned subsidiary, Authentic Teas Inc., a corporation incorporated in the province of Ontario, Canada on July 8, 2010 (“AUTT Canada”). AUTT Canada has historically sold herbal teas online. We intend to sell AUTT Canada in the near future.

MOJO develops smartphone applications that enable brands and consumers to interact with media delivering digital content back to the handset. The Company focuses on retail, entertainment and pharmaceutical verticals.

Through our proprietary and licensed intellectual property, we are engaged in developing technologies to deliver a fully integrated, multimedia mobile visual search, discovery, content delivery and consumer activation platform - combining a simple, elegant user experience on the handset, with sophisticated data processing and campaign management tools including our audio and digital watermarking technologies and other campaign management tools. The basic idea of watermarking is to enable a hidden channel that can be used in existing distribution channels. This channel offers the possibility to transmit user specific data. Audio watermarking enables the imperceptible transmission of data within audio signals, allowing the attachment of property rights or additional data to the customer of the audio material. Digital watermarks consist of indiscernible information that can be inserted into images, audio data or videos. The watermark can also be used to check the authenticity of copies by authorized persons and provide evidence of whether the product was legally acquired or has been tampered with in some way.

Our goal is to work closely with large brands and the advertising and marketing agencies who serve them to enhance traditional advertising and marketing campaigns. We intend to achieve this by creating exciting consumer experiences enabled through all forms of mobile tags and barcodes, including the simplest UPC symbols, to the most advanced image recognition and audio watermarking, using our Mojo Tags multimedia reader.

We intend for our technologies to interoperate seamlessly with existing, large-scale systems, including retail point-of-sale, customer relationship management, campaign management, digital loyalty, inventory, track-and-trace and mobile operating systems.

In addition to having mastered the integration of mobile tag and barcode solutions, our goal is to specialize in helping our clients improve their financial performance by enabling practical and profitable business models and revenue streams.

The accompanying audited financial statements are of MDS as of December 31, 2014, prior to the consummation of the Transaction and also contain unaudited pro forma financial statements giving effect to the Transaction.

Results of Operations

Our pro forma operating results for the fiscal year ended December 31, 2013 and 2012 and the three month periods ended December 31, 2013, are summarized as follows:

	Mobile Data Systems, Inc. (Historical)	Pro Forma Adjustments	Pro Forma Combined
Revenue	$51,000	—	$51,000
Cost of Sales	—	—	—
Expenses	534,484	—	534,484
Net Loss	(578,023)	—	(578,023)

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Fiscal year ended December 31, 2013 compared to fiscal year ended December 31, 2012

During the fiscal year ended December 31, 2013, MDS generated revenues of $51,000, all of which were from a related party, compared to revenues of $16,000 during the fiscal year ended December 31, 2012 , $6,000 of which were from a related party.

During the fiscal year ended December 31, 2013, MDS had general and administrative expenses of $74,703, compared to $72,449 during the fiscal year ended December 31, 2012. These expenses consisted mainly of legal and accounting fees.

During the fiscal year ended December 31, 2013, MDS spent $421,626 on research and development, compared with 510,655 during the fiscal year ended December 31, 2012.

The foregoing resulted in an operating loss of $483,484, during the fiscal year ended December 31, 2013 and an operating loss of 612,586 for the fiscal year ended December 31, 2012, Net loss was $578,023 for the fiscal year ended December 31, 2013 and $709,915 for the fiscal year ended December 31, 2012.

Liquidity and Capital Resources

Working Capital

MDS’s working capital as of December 31, 2013 is summarized as follows:

December 31, 2013

Current Assets	$65,174
Current Liabilities	$2,761,720
Working Capital (Deficiency)	$(2,695,946)

On October 23, 2013, the Company raised $55,000 in funding from the sale of 220,000 Units of its securities, each Unit consisting of one share of Common Stock and one five-year warrant exercisable at $0.50 per share, for $0.25 per Unit, to an “accredited investor” pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) promulgated thereunder.

On November 1, 2013, the Company commenced a private placement offering on a “best efforts” basis by its officers and director of up to 6,000,000 Units of its securities for a purchase price of $0.25 per Unit, each Unit consisting of: (i) one share of the Company’s Common Stock and (ii) one five-year warrant to purchase one share of the Company’s Common Stock at $0.50 per share (the “Offering”). The Units were being offered only to “accredited investors” (as that term is defined under the Securities Act) pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. On January 30, 2014, the Offering terminated in accordance with its terms.

On November 19, 2013, the Company sold a Convertible Promissory Note to Prospect Financial, LLC (“Prospect Financial”), an entity of which Ralph M. Amato, a principal stockholder and a former member of the Board of Directors of the Company, has voting and dispositive control, in consideration for, and for the principal amount of, $50,000. On December 18, 2013, the Company sold another Convertible Promissory Note to Prospect Financial in consideration for, and for the principal amount of, $50,000 (collectively, the “Notes”). Each Note bore interest at the rate of 5% per annum, was to mature on the first year anniversary date of the date of issuance, and was convertible by Prospect Financial into Units in the Offering for $0.25 per Unit. The Company used the proceeds of the Notes for general working capital purposes.

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As of January 31, 2014, the Company closed on an aggregate of 1,903,260 Units of its securities in the Offering. Joseph Spiteri, the Chief Executive, President, Treasurer, Secretary and Chairman of the Company, purchased 600,000 of Units for an aggregate purchase price of $150,000. Ralph M. Amato, a former member of the Board of Directors of the Company, purchased an aggregate of 803,260 Units for an aggregate purchase price of $200,815, consisting of $100,000 in cash and $100,815 upon the conversion of the outstanding principal amount and accrued and payable interest on the Notes purchased by Prospect Financial in November and December 2013 as discussed in the preceding paragraph. The gross proceeds from the sale of the 1,903,260 Units were $475,815.

The Company used $190,000 of the proceeds of the Offering to consummate the Asset Purchase Agreement with MDS. The remaining gross proceeds have been used and allocated for general working capital purposes.

We require funds to enable us to address our minimum current and ongoing expenses. Presently, our revenue is not sufficient to meet our operating and capital expenses.

We anticipate that our cash on hand and the revenue that we anticipate generating going forward from our operations will not be sufficient to satisfy all of our cash requirements for the next twelve month period. We currently do not have committed sources of additional financing and may not be able to obtain additional financing, particularly, if the volatile conditions in the stock and financial markets persist. If we require any additional financing, we plan to raise any such additional capital primarily through equity and debt financing, provided that such funding is available to our Company. The issuance of additional equity securities by our Company may result in a significant dilution in the equity interests of our current stockholders. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing as required on a timely basis, we will not be able to meet certain obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Cash Flow

MDS’s cash flow for the year ended December 31, 2013 is summarized as follows:

Fiscal Year Ended December 31, 2013

Cash used in operating activities	$445,169
Cash used in investing activities	$11,525
Cash provided by financing activities	$493,129
Net increase in cash and cash equivalents	$36,435

Cash Flow Used in Operating Activities

Cash used in operating activities during the fiscal year ended December 31, 2013 was mainly for legal and auditing fees for regulatory filings and consummation of the Asset Purchase Agreement and in operating the business in general.

Cash Flow Provided by Investing Activities

No cash was provided by investing activities in the fiscal year ended December 31, 2013. Net cash used for investing activities was $11,525 which we used for investment in property and equipment.

Cash Flow Provided by Financing Activities

Cash flow provided by financing activities during the fiscal year ended December 31, 2013 was primarily related to $524,326 in advances from InVision Software, Inc. for software development work performed and to cover certain operating expenses and $14,134 advanced from MOJO Data Solutions, Inc. to MDS. This was offset by payment of principal in the amount of $32,431on outstanding notes payable and payments to InVision Software, Inc. in the amount of $12,900.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Quantitative and Qualitative Disclosures about Market Risk

The Registrant is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. Item 305 of Regulation S-K provides that smaller reporting companies are not required to provide Quantitative and Qualitative Disclosures about Mark Risk.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are quoted on the OTC Markets Pink Sheets under the symbol MJDS. The high and low bid quotations for our shares of common stock for each full quarterly period within the two most recent fiscal years are:

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

As of August 31, 2014, there were 21 holders of record of our common stock. The number of stockholders does not include beneficial owners holding shares through nominee names.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by our Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Exchange Act and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, or excluded from the definition on the basis of price (at least $5.00 per share) or based on the issuer’s net tangible assets or revenues. If our net tangible assets exceed $2,000,000, as determined by our audited financial statements, then our common stock will not be deemed “penny stock”.

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Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

RECENT SALES OF UNREGISTERED SECURITIES

We issued shares of common stock in the following transactions:

Incorporated by reference to Item 2.1 under Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources. All transactions were completed under Section 4(2) of the Securities Act as they were not in connection with any public offering, and the investors were believed to be accredited and financially sophisticated.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 5.1 and 5.2 of Article V of the Company’s Certificate of Incorporation (the “Company Charter”), provide as follows:

Section 5.1 Limitation of Director Liability. To the fullest extent that the [Puerto Rico General Corporation Act (“PRGCA”)] or any other law of Puerto Rico as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors, no person who is or was a Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the PRGCA or any other law of Puerto Rico as the same exists or is hereafter amended. Any repeal, modification or amendment of this Section 5.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 5.1 , will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of Directors and the Corporation does so) and shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 5.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by the PRGCA or any other applicable law of Puerto Rico, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was an incorporator, agent, resident agent, Director or officer of the Corporation or, while an incorporator, agent, resident agent, Director or officer of the Corporation, is or was serving at the request of the Corporation as an incorporator, resident agent, Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent, or in any other capacity while serving as a Director, officer, employee or agent, against all liability and loss suffered by such indemnitee and all expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) incurred in a reasonable manner by such indemnitee in connection with such proceeding if such indemnitee acted in good faith and in a manner such indemnitee deemed to be reasonable and consistent with the best interests of the Corporation and not opposed thereto, and with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such indemnitee (i) did not act in good faith and in a manner that such indemnitee deemed to be reasonable and consistent with the best interests of the Corporation and not opposed thereto, and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such indemnitee’s conduct was unlawful. The right to indemnification conferred by this Section 5.2 shall include the right to be paid by the Corporation for the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending, testifying or otherwise participating in any such proceeding in advance of its final disposition; provided , however , that, if the PRGCA requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section 5.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 5.2 shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be an incorporator, agent, resident agent, Director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 5.2 , except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 5.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested Directors, or otherwise.

(c) Any repeal or amendment of this Section 5.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 5.2 , shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto) and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 5.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

The PRGCA permits a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The PRGCA permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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The PRGCA further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith, provided that indemnification provided for by Section 145 of the DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such director or officer or incurred by such director or officer in any such capacity or arising out of such director’s or officer’s status as such whether or not the corporation would have the power to indemnify such director or officer against such liabilities under the relevant sections of the PRGCA.

The Company’s bylaws include provisions relating to indemnification rights consistent with those set forth in the Company’s charter and also contain provisions regarding advancement to officers and directors of the Company of expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of final disposition. In addition, the Company’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company. The Company’s bylaws also permit the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and/or any director, officer, employee or agent of the Company or another entity, trust or other enterprise, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the PRGCA.

Any repeal or modification of provisions of the Company’s bylaws affecting indemnification rights will (unless otherwise required by law) be prospective only, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 2.01 above is incorporated herein by reference in response to this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 of this report, which disclosure is incorporated herein by reference.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Reference is made to the disclosure set forth under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

In accordance with the Merger Agreement and the transactions contemplated thereby, effective as of the Closing Date, the following directors and officers were appointed:

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this report, which disclosure is incorporated herein by reference.

The transaction completed under the Asset Purchase Agreement with MDS resulted in a change in our fiscal year end from April 30 to December 31 which was the fiscal year end of MDS

As a result of the Change of Fiscal Year, the Company intends to file the report covering the transition period ending December 31, 2013 on a Form 10-K.

The foregoing description of the Corporate Actions does not purport to be complete and is qualified in its entirety by reference to the descriptions thereof set forth in our certificate of incorporation, filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited consolidated financial statements of Mojo Data Solutions, for each of the fiscal year ended December 31, 2013 and December 31, 2012.

(b) Pro forma financial information

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited ProForma Balance Sheet ands Statement of Operations combined with those of Mobile Data Systems, Inc. for the year ended to December 31, 2013.

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(c) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger*
2.2	Articles of Merger*
2.3	Certificate of Merger*
2.4	Asset Purchase Agreement by and between Mobile Data Systems, Inc. and Mojo Data Solutions, Inc.**
2.5	Amendment to Asset Purchase Agreement**
3.1	Certificate of Incorporation*
3.2	By-laws*
3.3	Certificate of Designation for Series B Preferred Stock***
10.1	Restricted Stock Purchase Agreement with RDA Equities and Hrant Isbeceryan ****
10.2	Restricted Stock Purchase Agreement with RDA Equities and David Lewis Richardson****
10.3	Restricted Stock Purchase Agreement with RDA Equities and Evan Michael Hershfield****
10.4	Consulting Agreement with Ventana Capital Partners, LLC*****
99.1	Audited Consolidated Financial Statements
99.2	Unaudited Pro Forma Balance Sheet

*Previously filed as Exhibits 2.1, 2.2, 3.2 and 3.3, respectively, to the Company’s Current Report on Form 8-K on September 16, 2013.

** Previously filed as Exhibit 2.1, to the Company’s Current Report on Form 8-K on September 30, 2013.

*** Previously filed as Exhibits 3.2, to the Company’s Current Report on Form 8-K on October 4, 2014.

****Previously filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K on August 27, 2013.

***** Previously filed as Exhibit 99.2, to the Company’s Current Report on Form 8-K on May 2, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOJO DATA SOLUTIONS INC.

Date: October 29, 2014	By:	/s/ Joseph Spiteri
Joseph Spiteri, CEO, President, Secretary & Treasurer

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